Exhibit 99.3


               OFFICER'S CERTIFICATE OF UNITED FIDELITY BANK, FSB



         The undersigned, Donald R. Neel, President of United Fidelity Bank, fsb (the "Master Servicer"), pursuant to Section 4.13 of the Sale and Servicing Agreement, dated as of August 1, 2002 (the "Sale and Servicing Agreement"), by and among United Fidelity Bank, fsb, United Fidelity Auto Receivables Trust 2002-A (the "Trust"), United Fidelity Finance, LLC, and Wells Fargo Bank Minnesota, National Association, and Section 3.9 of the Indenture of Trust, dated as of August 1, 2002 (the "Indenture"), between the Trust and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"), hereby (i) states that a review of the activities of the Master Servicer during the preceeding 3-month period and of the Master Servicer's performance under the Sale and Servicing Agreement has been made under his supervision, and (ii) certifies that to the best of his knowledge, after reasonable investigation, the Master Servicer has fulfilled all its obligations under the Sale and Servicing Agreement and the Indenture throughout the preceeding 3-month period.

         It is understood and agreed that the matters certified herein may be furnished to and relied upon by the Trust Collateral Agent, the Owner Trustee, the Rating Agencies, the Indenture Trustee, the Note Insurer, the Back-up Servicer and the Noteholders, and may not be relied upon for any other purpose or by any other person.

         Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 31st day of December, 2002.

                                          UNITED FIDELITY BANK, fsb,
                                          as Master Servicer of the Trust


                                          By: /s/ Donald R. Neel
                                              -------------------------------
                                              Donald R. Neel, President